GLOSSARY



          The following terms have the following meanings wherever they appear in a Transaction Document (as defined here) with initial capital letters, but not when they appear without initial capital letters. Those meanings shall be equally applicable to both the singular and the plural forms of the terms defined. References to an agreement or other document in this Glossary include that agreement or other document as it may be amended or supplemented from time to time.

          "Accountants" means the firm of certified public accountants appointed from time to time to serve as the Partnership's independent auditors in accordance with Section 8.1 of the Partnership Agreement. The Accountants shall be one of the "big six" accounting firms or a successor of any such firm, provided that, when appointed, the firm is not involved in an adversary proceeding against Designs or an Affiliate of Designs.

          "Administrative Services Agreement" means the
Administrative Services Agreement between Designs and the
Partnership signed and delivered at the Closing.

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, the specified Person. However, the Partnership shall not be considered an "Affiliate" of either Partner or of any Affiliate of either Partner. Moreover, no stockholder of LSAI (in that capacity) shall be considered an "Affiliate" of LSAI or of any entity that LSAI Controls. However if, at any time, LSAI no longer Controls the LOS Partner, there shall be no analogous "exclusion" respecting any Person that thereafter Controls the LOS Partner. Similarly, no stockholder of Designs (in that capacity) shall be considered an "Affiliate" of Designs or of any entity that Designs Controls. However if, at any time, Designs no longer Controls the Designs Partner, there shall be no analogous "exclusion" respecting any Person that thereafter Controls the Designs Partner.

          "Asset Statement" has the meaning set forth in Subsection 14.6(e) of the Partnership Agreement.

          "Bankruptcy Event" means the occurrence of any one or more of the following:

          (a) the filing against a Partner of a bankruptcy petition or other action seeking any reorganization, composition, liquidation or similar relief under the United States Bankruptcy Code or similar statute or law of the United States or any other jurisdiction, which remains undismissed and unstayed for a total of 90 days;

          (b) the entry of a decree or other court order for the appointment of a receiver, custodian, liquidator or trustee of a Partner or all or any substantial part of its Property, or for the winding up or liquidation of its affairs, which remains undischarged and unstayed for a total of 90 days;

          (c) the filing by a Partner of a voluntary bankruptcy petition under the United States Bankruptcy Code or an answer or consent acquiescing to an order for relief as to such Partner in any case under the United States Bankruptcy Code or similar statute or law of the United States or any other jurisdiction, the consent by a Partner to the appointment of a receiver, custodian, liquidator or trustee for it or all or any substantial part of its Property, or the admission by a Partner in writing of its inability to pay any substantial part of its debts when they become due;

          (d) with respect to the Designs Partner, any of the actions or events referred to in paragraphs (a) through (c) of this definition involving Designs or any Person that Designs Controls (but only if that Person Controls the Designs Partner);

          (e) the acceleration of any Debt of Designs or of any Affiliate of Designs in excess of $5 million or

          (f) with respect to the LOS Partner, any of the actions or events referred to in paragraphs (a) through (c) of this definition involving LSAI or any Person that LSAI Controls
(but only if that Person Controls the LOS Partner).

Notwithstanding the foregoing, an event or circumstance that would otherwise be a "Bankruptcy Event" with respect to a Partner or an Affiliate of a Partner shall not be a Bankruptcy Event if it is caused by the failure of the other Partner or any Affiliate of the other Partner to perform one or more obligations under any Transaction Document. If, at any time, Designs no longer Controls the Designs Partner, the principles reflected in paragraphs (d) and (e) of this definition shall thereafter apply to all Persons that Control the Designs Partner. If, at any time, LSAI no longer Controls the LOS Partner, the principles reflected in paragraph (f) of this definition shall thereafter apply to all Persons that Control the LOS Partner.

          "Base Rate" means the "base" or "reference" rate of interest quoted, from time to time, by Bank of America, N.T. & S.A. at its headquarters in San Francisco, California. Any interest rate specified in a Transaction Document based upon the "Base Rate" shall be adjusted, from time to time, whenever the Base Rate changes.

          "Business Plan" means a business plan for the Partnership approved as provided in Article 7 of the Partnership
Agreement.

          "Capital Account" means a capital account for each Partner established on the books of the Partnership in accordance with Section 9.1 of the Partnership Agreement.

          "Carrying Value" means, with respect to any Partnership
Asset, that asset's adjusted basis for federal income tax purposes except as follows:

          (a)  the initial Carrying Value of any asset
contributed to the Partnership shall be its gross fair market value, as agreed to by the Partners at the time of the contribution;

          (b) the Carrying Value of all Partnership Assets shall be adjusted to equal their respective gross fair market values upon any election by the Partnership under Treasury Regulations
Section 1.704-1(b)(2)(iv)(f) to adjust the Partners' Capital
Accounts and

          (c) if the Carrying Value of an asset has been determined under paragraph (a) or (b) above, it thereafter shall be adjusted by the depreciation or amortization taken into account for that asset in computing Profits and Losses.

          "CD" has the meaning set forth in Subsection 14.6(c) of the Partnership Agreement.

          "Chair" has the meaning contemplated by Section 5.3 of the Partnership Agreement.

          "Closing" means the signing and delivery of the Transaction Documents and the formation and initial capitalization of the Partnership. The Closing shall be deemed to occur as of the close of business on the Closing Date.

          "Closing Date" means January 28, 1995.

          "Code" means the United States Internal Revenue Code of
1986, as amended, and any successor statute.

          "Confidential Information" has the meaning set forth in
Article 12 of the Participation Agreement.

          "Consultant" means the architectural consulting firm or firms appointed from time to time by the Management Committee to assist the Partnership in siting, designing, developing and constructing OLSs, Outlets or both. Unless and until a new consultant is appointed for such purpose, Bergmeyer Associates, Inc. is appointed as the initial Consultant for the OLSs.

          "Contracts" has the meaning set forth in Subsection 2.1(c) of the Participation Agreement.

          "Contributed Assets" has the meaning set forth in
Section 2.1 of the Participation Agreement.

          "Contributed Asset Statement" has the meaning set forth in Subsection 2.3(c) of the Participation Agreement.

          "Control", as applied to any Person, means (and the terms "Controls", "Controlling", "Controlled by" and "under common Control with" refer to) the direct or indirect ownership of stock or other equity interests, or contract or other rights, in any such case entitling their holder to elect at least
50 percent of the directors or similar functionaries of that Person. However, except for purposes of the definition of "Fundamental Change", no Person shall be considered to Control LSAI or Designs. If, at any time, LSAI no longer Controls the LOS Partner, all Persons which then and thereafter meet the criteria of the first sentence of this definition with respect to the LOS Partner shall for all purposes be considered to Control the LOS Partner unless the basis for that Control is ownership of equity securities registered under Section 12 of the Exchange Act. Likewise if, at any time, Designs no longer Controls the Designs Partner, all Persons which then and thereafter meet the criteria of the first sentence of this definition with respect to the Designs Partner shall for all purposes be considered to Control the Designs Partner unless the basis for that Control is ownership of equity securities registered under Section 12 of the Exchange Act.

          "Controversy" means any dispute or claim involving the rights, obligations or liabilities of any party under the Transaction Document in which that term appears. However, "Controversy" shall not include any dispute which a Transaction Document specifies will be resolved by or referred to a liquidator, accounting firm, mediator or other expert or specialist. Moreover, if the Transaction Document in question is the Partnership Agreement, any failure of the Management Committee to approve any matter submitted to it for approval shall not be deemed to have created a "Controversy".

          "Covered Employees" has the meaning set forth in
Section 4.10 of the Participation Agreement.

          "Cure Loan" has the meaning set forth in Section 4.3 of the Partnership Agreement.

          "Damages" means all losses, liabilities, damages, deficiencies, judgments, assessments, interests, penalties, fines, costs and expenses (including, without limitation, fees, disbursements and other charges of attorneys, accountants, consultants, experts and other professionals and irrespective of whether any underlying liability is established). However, the term "Damages" shall not include any punitive, exemplary or similar damages.

          "Debt" means, with respect to any Person, all obligations of that Person at any time due: (a) for borrowed money; (b) evidenced by bonds, debentures, notes or similar instruments; (c) under any lease required to be accounted for under GAAP as a capital lease; (d) under any real estate lease, whether or not required to be accounted for under GAAP as a capital lease; (e) in respect of any letters of credit, bankers' acceptances or similar financial "products" or (f) in the nature of a suretyship, guarantee or endorsement. In addition, "Debt" of a Person shall include any obligation or liability of a person or entity, other than that Person, which is secured by a Lien on any asset owned by that Person, whether or not that obligation or liability is assumed, to the extent of the lesser of the amount of the obligation or liability and the fair market value of the asset.

          "Defaulting Partner" has the meaning set forth in
Section 4.3 of the Partnership Agreement.

          "Delaware GCL" means the Delaware General Corporation
Law, as that statute may be amended from time to time.

          "Delaware UPA" means the Delaware Uniform Partnership
Act, as that statute may be amended from time to time.

          "Designated Trade Dress" means a trade dress used at a store that includes any or all of the items (or any items that are substantially similar to any or all of the items) which are identified as part of the "Trade Dress" on Exhibit B to the LOS Sublicense Agreement, as that list of items may be modified, from time to time, in accordance with the procedures specified in
Section 5 of that Agreement.

          "Designated Value" has the meaning set forth in
Section 14.2 of the Partnership Agreement.

          "Designs" means Designs, Inc., a Delaware corporation.

          "Designs License Agreement" means the License Agreement between Designs and the Partnership signed and delivered at the Closing.

          "Designs Partner" means Designs JV Corp., a Delaware corporation.

          "Designs Party" means Designs or the Designs Partner and "Designs Parties" means Designs and the Designs Partner.

          "Designs Restricted Interest" means the Partnership
Interest issued to the Designs Partner and the capital stock of the Designs Partner.

          "Designs Transferor" has the meaning set forth in
Section 13.1 of the Partnership Agreement.

          "Excess Cash" shall be determined annually but with reference to 18-month periods. The first such determination shall be made promptly after the Management Committee approves the Business Plan for the 1997 Fiscal Year and preliminary results are available for the 1996 Fiscal Year. That determination shall be made with reference to the 18-month period ending on the last day of the second quarter of the Partnership's 1998 Fiscal Year. The second such determination shall be made promptly after the Management Committee approves the Business Plan for the 1998 Fiscal Year and preliminary results are available for the 1997 Fiscal Year. That determination shall be made with reference to the 18-month period ending on the last day of the second quarter of the Partnership's 1999 Fiscal Year.
That timing and "pattern" shall repeat thereafter. "Excess Cash", for any such 18-month period, shall equal:

      COH  +  R  -  IP  -  OE  -  (1.1  x  CE)  -  $250,000

where

            COH  =  the Partnership's cash and cash equivalents
                    at the beginning of the 18-month period

              R  =  the Partnership's projected revenues (of all
                    types) for that 18-month period, as reflected in the most recently-approved Business Plan (the Business Plan for the 1997 Fiscal Year for the 18-month period ending at the end of the second quarter of the 1998 Fiscal Year; the Business Plan for the 1998 Fiscal Year for the 18-month period ending at the end of the second quarter of the 1999 Fiscal Year; etc.)

             IP  =  the Partnership's projected inventory
                    purchases for that 18-month period

             OE  =  the Partnership's projected cash operating
                    expenditures for that 18-month period

             CE  =  the Partnership's projected capital
                    expenditures (whether for new OLSs or
                    Outlets, refurbishing existing OLSs or
                    Outlets or otherwise) for that 18-month
                    period

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Fiscal Year" means the fiscal year of the Partnership, which shall be the same as the fiscal year of Designs for so long as Designs is a partner of the Partnership. At present, Designs' fiscal year begins on the Sunday immediately following the Saturday closest to January 31 of each year. If and after Designs ceases to be a partner of the Partnership, the Management Committee shall select the Fiscal Year.

          "Fundamental Change" means, with respect to a Partner, the occurrence of any one or more of (a) through (f):

          (a) that Partner or any Person that Controls that Partner is merged or consolidated with another Person (irrespective of which entity is merged into or consolidated with which), after which that Partner is Controlled by a Person or Group that had not Controlled that Partner before the merger or consolidation;

          (b) any Person or Group acquires or otherwise attains "beneficial ownership" of at least 50 percent of the outstanding voting securities of any Person which Controls that Partner (with "beneficial ownership" having the meaning given it in
Section 13(d)(1) of the Exchange Act and Rule 13d-3 adopted under that Act);

          (c) both (i) the members of Designs' Board of Directors when the Partners formed the Partnership (together with any new directors whose election or nomination was approved by a majority of the directors then still in office who were directors when the Partners formed the Partnership) cease for any reason to comprise at least a majority of the Designs' Board of Directors and (ii) any Person or Group acquires or otherwise attains "beneficial ownership" of at least 30 percent of the outstanding voting securities of any Person which Controls the Designs Partner (with "beneficial ownership" having the meaning given it in Section 13(d)(1) of the Exchange Act and Rule 13d-3 adopted under that Act);

          (d) both (i) the members of LSAI's Board of Directors when the Partners formed the Partnership (together with any new directors whose election or nomination was approved by a majority of the directors then still in office who were directors when the Partners formed the Partnership) cease for any reason to comprise at least a majority of the LSAI's Board of Directors and (ii) any Person or Group acquires or otherwise attains "beneficial ownership" of at least 30 percent of the outstanding voting securities of any Person which Controls the LOS Partner (with "beneficial ownership" having the meaning given it in
Section 13(d)(1) of the Exchange Act and Rule 13d-3 adopted under that Act);

          (e) that Partner or any Affiliate of that Partner completes a merger, a consolidation or a stock or assets transaction and more than 40 percent of the revenues (determined in accordance with GAAP), for the four full calendar quarters last preceding the transaction, of all the entities (including that Partner) whose results are consolidated for financial reporting purposes after the transaction, were derived from sources other than sales of apparel or apparel-related accessories or

          (f) that Partner or Affiliates of that Partner, whether in one or a series of transactions, sell or otherwise transfer all or substantially all of their assets other than in the ordinary course of business (with all the assets of the Partner and of all its Affiliates combined, for this purpose, in order to determine whether "all or substantially all of their assets" have been sold or transferred).

Notwithstanding the foregoing:

          (g) Under no circumstances shall the ownership of shares of LSAI or of any other Person by any of the following result in a "Fundamental Change" respecting the LOS Partner:
(i) any present stockholder of LSAI; (ii) any Person who is presently a "Permitted Transferee" under the LSAI Class L Stockholders Agreement dated April 30, 1991; (iii) any person who becomes such a "Permitted Transferee" under that agreement, as that agreement may be replaced or amended from time to time or
(iv) any trust or similar "vehicle" under any benefit plan in which any present or future employees of LS&CO. or of any Affiliate of LS&CO. participate.

          (h) Under no circumstances shall the ownership of shares of Designs or of any other Person by any of the following result in a "Fundamental Change" respecting the Designs Partner:
(i) any person who was an executive officer or director of Designs on the Closing Date or (ii) any trust or similar "vehicle" under any benefit plan in which any present of future employees of Designs or of any Affiliate of Designs participate.

          (i) Paragraphs (a) and (b) above shall not apply to transactions or events that do not result in a change of "ultimate" Control of the Partner in question. For example, if Designs transfers the ownership of its stock in the Designs Partner to a wholly-owned subsidiary of Designs, that transfer shall not be treated as a Fundamental Change respecting the Designs Partner. Although, in that case, a Person (the wholly-owned subsidiary) will have acquired beneficial ownership of at least 50 percent of the voting securities of a Person that Controls the LOS Partner, ultimate Control of the LOS Partner will still reside in Designs.

          (j) The first (but only the first) purchase of a Designs Restricted Interest under Article 13 of the Partnership Agreement shall not constitute a Fundamental Change with respect to the Designs Partner. See Subsections 11.3(a)(iii) and (iv) of the Partnership Agreement.

In addition:

          (k) If, at any time, LSAI no longer Controls the LOS Partner, then, for purposes of this definition of "Fundamental Change" but subject to paragraph (i) above, all references to "LSAI" shall be considered references to any Person which Controls the LOS Partner.

          (l) If, at any time, Designs no longer Controls the Designs Partner, then, for purposes of this definition of "Fundamental Change" but subject to paragraph (i) above, all references to "Designs" shall be considered references to any Person which Controls the Designs Partner.

          "GAAP" means generally accepted United States accounting principles and practices consistently applied from period to period and from date to date.

          "Glossary" means this Glossary, as it may be amended, from time to time, in accordance with its last paragraph.

          "GM" means the General Manager of the Partnership contemplated by Section 6.2 of the Partnership Agreement.

          "Group" means two or more Persons acting in concert in the manner and for any of the purposes contemplated by
Section 13(d)(3) of the Exchange Act.  However, contrary to that
Section 13(d)(3), this "Group" concept shall apply to the securities of an entity even if it does not then have any securities registered under the Exchange Act.

          "Leases" has the meaning set forth in Subsection 2.1(a) of the Participation Agreement.

          "Lien" means any mortgage, deed of trust, security interest, retention of title or lease for security purposes, pledge, charge, encumbrance, claim, easement, right of way, covenant, restriction, leasehold interest or other right of any kind of any Person in or with respect to any Property.

          "Liquidator" has the meaning set forth in Section 17.2 of the Partnership Agreement.

          "LOS Inc." means Levi's Only Stores, Inc., a Delaware corporation.

          "LOS License Agreement" means the Sublicense Agreement between LOS Inc. and the LOS Partner signed and delivered at the Closing.

          "LOS Partner" means LDJV Inc., a Delaware corporation.

          "LOS Party" means LSAI, LS&CO., LOS Inc. or the LOS
Partner and "LOS Parties" means LSAI, LS&CO., LOS Inc. and the
LOS Partner.

          "LOS Restricted Interest" means the Partnership
Interest issued to the LOS Partner, the capital stock of the LOS
Partner and the capital stock of LOS Inc.

          "LOS Sublicense Agreement" means the Sublicense
Agreement between the LOS Partner and the Partnership signed and delivered at the Closing.

          "LSAI" means Levi Strauss Associates Inc., a Delaware corporation.

          "LS&CO." means Levi Strauss & Co., a Delaware corporation.

          "Major Actions" has the meaning set forth in
Section 5.9 of the Partnership Agreement.

          "Management Committee" has the meaning set forth in
Article 5 of the Partnership Agreement.

          "Material Breach" means a material breach of the Partnership Agreement by a Partner. However, none of the following shall be considered a Material Breach (as contrasted with a "material breach" under common law) for purposes of
Article 16 or any other Article of the Partnership Agreement: a Bankruptcy Event, a Reputation Event, an Unauthorized Termination or any breach of Articles 11 through 18 of the Partnership Agreement (including any breach by any Affiliate of any Partner by virtue of Article 8 of the Participation Agreement). Nothing in this definition or in this or any other Transaction Document shall be construed as implying that a Bankruptcy Event or a Reputation Event is a breach of any Transaction Document. Moreover, a Fundamental Change that does not violate a specific provision of the Partnership Agreement or the Participation Agreement shall not be considered a breach of any Transaction Document.

          "Minimum Value" has the meaning set forth in Subsection 14.6(a) of the Partnership Agreement.

          "Non-Defaulting Partner" has the meaning set forth in
Section 4.3 of the Partnership Agreement.

          "OLS" means a retail store that:  (a) sells only
Levi's(R) adult jeans and jeans-related products, (b) does so under the name "The Original Levi's(R) Store" and (c) uses some or all of the elements of the Designated Trade Dress.

          "OLS Opportunity" has the meaning set forth in Subsection 10.3(a) of the Partnership Agreement.

          "Original Stores" has the meaning set forth in Subsection 2.1(a) of the Participation Agreement.

          "Other OLSs" has the meaning set forth in Subsection 14.6(c) of the Partnership Agreement.

          "Outlet Asset Statement" has the meaning set forth in
Section 15.4 of the Partnership Agreement.

          "Outlet Opportunity" has the meaning set forth in Subsection 10.3(b) of the Partnership Agreement.

          "Outlets" means a retail store that sells only close-out, slow-moving and end-of-season Levi's(R) adult jeans and jean-related products. However, "Outlets" shall not include any store at which Designs was selling such products in the Territory as of the Closing Date or for which Designs had signed a lease as of the Closing Date.

          "Outlet Value" has the meaning set forth in Section
15.3 of the Partnership Agreement.

          "Participation Agreement" means the Participation
Agreement signed and delivered by the Designs Partner, Designs, the LOS Partner, LOS Inc., LS&CO., LSAI and the Partnership at the Closing.

          "Party" or "Parties", as used in any Transaction
Document, means a signatory or signatories to that Transaction
Document.

          "Partner" means the Designs Partner or the LOS Partner and "Partners" means the Designs Partner and the LOS Partner.

          "Partnership" means The Designs/OLS Partnership, the general partnership formed under the Delaware UPA by the Designs
Partner and the LOS Partner under the Partnership Agreement.

          "Partnership Agreement" means the Partnership Agreement signed and delivered by the Partners and the Partnership at the Closing.

          "Partnership Assets" means any and all Property owned by the Partnership from time to time.

          "Partnership Interest" means a Partner's equity interest in the Partnership.

          "Partnership Purposes" has the meaning set forth in
Section 2.3 of the Partnership Agreement.

          "Percentage Interest" has the meaning set forth in
Section 3.3 of the Partnership Agreement.

          "Permit" means any permit, license, franchise, consent, authorization, concession, grant, easement, right of way, registration, qualification, filing or other similar act of or made with any government body.

          "Person" means any individual or entity including, without limitation, any government body.

          "Profit" and "Loss" mean the taxable income or loss for any period determined in accordance with Code Section 703(a).
"Profit" and "Loss" shall be computed with these adjustments:

          (a) Items of gain, loss and deduction shall be computed based on the Carrying Values of the Partnership Assets rather than their adjusted bases for federal income tax purposes. For example, the amount of any deductions for depreciation or amortization respecting any Partnership Asset for any period shall equal that asset's Carrying Value at the beginning of the period multiplied by a fraction, the numerator of which is the amount of depreciation or amortization allowable for that asset for federal income tax purposes for that period and the denominator of which is that asset's adjusted tax basis at the beginning of the period.

          (b) Any tax-exempt income received by the Partnership shall be included as an item of gross income.

          (c)  The amount of any adjustments to the Carrying
Value of any Partnership Asset under Code Section 743 shall not be taken into account.

          (d)  Any Partnership expenditure described in Code
Section 705(a)(2)(B) shall be treated as a deductible expense, including any expenditure treated as being described in Code
Section 705(a)(2)(b) under Treasury Regulations Section 1.704-
1(b)(2)(iv)(b).

          (e) Despite paragraphs (a) through (d) above, any items which are specially allocated under Section 9.4 or 9.5 of the Partnership Agreement shall not be taken into account in computing Profit and Loss.

Items of Partnership income, gain, loss or deduction available to be specially allocated under Section 9.5 of the Partnership
Agreement shall be determined by applying rules analogous to those set forth in paragraphs (a) through (e) above.

          "Profitable OLSs" has the meaning set forth in Subsection 14.6(c) of the Partnership Agreement.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, and wherever located, including, without limitation, cash, claims, contract and other rights, and Permits.

          "Purchase Offer" has the meaning set forth in
Section 13.1 of the Partnership Agreement.

          "Purchasing Partner" has the meaning set forth in
Section 16.3 of the Partnership Agreement.

          "Qualified Transferee" means an entity that meets all of the following requirements:

          (a) together with its continuing Affiliates, has sold Levi's(R) branded adult jeans and jeans-related products to consumers having a wholesale value of at least $25 million during each of its two fiscal years that precede the anticipated closing of the proposed transaction for which this definition is being applied;

          (b) together with its continuing Affiliates, has derived revenues of at least $100 million from sales of apparel (including, but not limited to, Levi's(R) branded adult jeans and jeans-related products) to consumers during each of those same two fiscal years;

          (c) has a consolidated net worth, determined in accordance with GAAP as of a date no more than 45 days before that anticipated closing, of at least $50 million;

          (d) together with its Affiliates, has not, since the beginning of the first of the two fiscal years referred to in paragraph (a) above, defaulted on any installment of material indebtedness for borrowed money or rent on any material real estate lease;

          (e) together with its continuing Affiliates, operates at least 30 stores in the Territory that have continuously sold or been authorized to sell the entire selection of Levi's(R) branded products to consumers since the beginning of the first of those two fiscal years and

          (f) since the beginning of the first of those two fiscal years, has not experienced (nor, during that period, have any of its Affiliates experienced) any event which would have been a Reputation Event with respect to that entity or any of its Affiliates had that entity then been a Partner.

          "Reputation Event", with respect to the Designs
Partner, means any action or event (or series of actions or events) by or relating to the Designs Partner or any Affiliate of the Designs Partner which, in the reasonable judgment of the LOS Partner, materially adversely affects (or is likely materially adversely to affect) the reputation of LSAI, any Affiliate of LSAI, the Partnership, the "Levi's(R)" name or brand, or any other intellectual property or brand at the time owned, used or controlled by LSAI or any Person that LSAI Controls. "Reputation Event", with respect to the LOS Partner, means any action or event (or series of actions or events) by or relating to the LOS Partner or any Affiliate of the LOS Partner which, in the reasonable judgment of the Designs Partner, materially adversely affects (or is likely materially adversely to affect) the reputation of Designs, any Affiliate of Designs or the Partnership. A Bankruptcy Event or poor economic performance, in and of itself, shall not constitute a Reputation Event.

          "Restricted Interest" means any LOS Restricted Interest or any Designs Restricted Interest.

          "Selling Partner" has the meaning set forth in
Section 16.3 of the Partnership Agreement.

          "Stores" means OLSs and Outlets.

          "Subject Property" has the meaning set forth in
Section 14.2 of the Partnership Agreement.

          "Tax Accounting Method" has the meaning set forth in Subsection 9.5(b) of the Partnership Agreement.

          "Taxes" means any tax, charge, assessment, levy, fee or imposition of any kind of any governmental body, including, without limitation, those imposed on or in respect of income, gains, property, sales, use, franchises, stock, entities, wages, employment, documents, stamps or transfers and any related interest, penalties, additions or other amounts payable with respect to such amounts.

          "Tax Matters Partner" has the meaning specified in
Section 9.7 of the Partnership Agreement.

          "Termination Date" has the meaning set forth in
Section 2.7 of the Partnership Agreement.

          "Termination Event" means a Bankruptcy Event, a
Fundamental Change, a Material Breach, a Reputation Event or an
Unauthorized Termination.

          "Territory" means (a) the States of Connecticut,
Delaware, Maine, Maryland, New Hampshire, New Jersey, New York,
Rhode Island and Vermont, (b) the Commonwealths of Massachusetts and Pennsylvania and (c) the District of Columbia.

          "Transaction Documents" means this Glossary, the Partnership Agreement, the Participation Agreement, the LOS Sublicense Agreement, the LOS License Agreement, the Designs License Agreement and the Administrative Services Agreement.

          "Transfer" has the meaning set forth in Section 12.3 of the Partnership Agreement.

          "Transferee" has the meaning set forth in Section 13.1 of the Partnership Agreement.

          "Treasury Regulations" means regulations (including temporary regulations) promulgated, from time to time, by the United States Department of the Treasury under the Code.

          "Trigger Notice" has the meaning set forth in Section
14.2 of the Partnership Agreement.

          "Unauthorized Termination" means any termination, dissolution or liquidation of the Partnership by a Partner or any attempt by a Partner to achieve any such result, in any such case in contravention of the Partnership Agreement.

                      *         *        *

          All amendments to this Glossary must be in writing and be signed by all the parties to this Glossary.

                     *          *          *

The undersigned have signed and delivered this Glossary as of January 28, 1995.

                         DESIGNS JV CORP.


                         By /s/ Joel Reichman
                            Joel Reichman,
                            President



                         DESIGNS, INC.


                         By /s/ Joel Reichman
                            Joel Reichman,
                            President



                         LDJV INC.


                         By /s/ Edward T. Murphy
                            Edward T. Murphy,
                            President



                         LEVI'S ONLY STORES, INC.


                         By /s/ Edward T. Murphy
                            Edward T. Murphy,
                            President



                         LEVI STRAUSS & CO.


                         By /s/ Robert D. Rockey, Jr.
                            Robert D. Rockey, Jr.
                            Senior Vice President



                         LEVI STRAUSS ASSOCIATES INC.


                         By /s/ Robert D. Rockey, Jr.
                            Robert D. Rockey, Jr.
                            Senior Vice President



                         THE DESIGNS/OLS PARTNERSHIP



                         By  DESIGNS JV CORP., a Partner


                             By  /s/ Joel Reichman
                                 Joel Reichman,
                                 President



                         By  LDJV INC., a Partner


                             By  /s/ Edward T. Murphy
                                 Edward T. Murphy
                                 President